Exhibit 99.1

                          NEWS RELEASE

Contact:	Mickey Foster Vice President Corporate and Investor Relations (732) 933-5140

FOR IMMEDIATE RELEASE

MILLENNIUM CHEMICALS TO RESTATE
FINANCIAL STATEMENTS

Red Bank, New Jersey, August 6, 2003 -- Millennium Chemicals (NYSE-MCH) (“Millennium”) today announced that it plans to restate its financial statements to correct recently discovered errors in its accounting for deferred taxes relating to its Equistar investment, the calculation of its pension liability, and its accounting for a multi-year precious metals transaction. Millennium’s independent auditor, PricewaterhouseCoopers LLP (“PwC”), concurs with Millennium’s decision to take these actions.

In connection with the analysis of comments received from the SEC with respect to a registration statement filed by Millennium in June 2003, Millennium and PwC have been re-examining Millennium’s accounting for deferred taxes relating to its equity interest in Equistar, which Millennium has employed with the concurrence of PwC. The examination determined that errors were made in the deferred tax accounting. Although the resolution of this matter will not affect the cash flow of Millennium, it will result in approximately $75 million of deferred tax charges in 2002 and an increase in Millennium’s deferred tax liability, currently estimated to be in the range of $400 million to $450 million, with a corresponding decrease in shareholders’ equity at December 31, 2002.

Millennium also has been informed by its principal actuarial firm, Hewitt Associates LLC, that Hewitt incorrectly utilized participant data in its 2002 actuarial valuation and underestimated the accumulated benefit obligation (“ABO”) at December 31, 2002 for Millennium’s largest domestic pension plan. Hewitt’s actuarial valuation was used by Millennium as the basis for recording its pension expense for 2002 and Hewitt’s estimate of the ABO was used to determine Millennium’s minimum pension liability as reflected in its December 31, 2002 balance sheet. Hewitt has provided Millennium with a revised actuarial valuation and, based on the revised valuation, Millennium currently estimates that its 2002 pension expense should be increased by approximately $2 million and that its minimum pension liability as reflected in its 2002 year-end balance sheet should be increased by approximately $53 million. The effect of these pension adjustments is to decrease shareholders’ equity by approximately $35 million at December 31, 2002. Pension plan funding in 2003 will not be affected by this liability increase.

Millennium uses gold as part of a catalyst in its acetyls production process. In 1998, Millennium entered into a five-year agreement with a third party with respect to its gold requirements. With the concurrence of its auditors, Millennium accounted for that transaction as a sale and leaseback. Following a renewal of the agreement in April 2003, Millennium and PwC reviewed the accounting treatment of the 1998 agreement and concluded that it should have been accounted for as a secured financing rather than as an operating lease. The effect of this recharacterization is to reduce pre-tax income for 2002 by approximately $4 million and to decrease shareholders’ equity at December 31, 2002 by approximately $6 million. This change in accounting does not affect cash flow in any period.

Millennium intends to file amendments to its 2002 Form 10-K and its First Quarter 2003 Form 10-Q to reflect all appropriate corrections. In addition, the final determination of the magnitude of the deferred tax accounting changes and the preparation of these amendments may delay the filing of Millennium’s quarterly report on Form 10-Q for the quarter ended June 30, 2003. Accordingly, Millennium is postponing its second quarter 2003 earnings announcement previously scheduled for August 13, 2003 until the second quarter 2003 results are finalized.

Robert E. Lee, President and CEO of Millennium, said, “We are taking these restatements seriously and are completing our review with the assistance of our auditors and other outside advisors. I am looking forward to putting these accounting adjustments behind us as soon as possible, so we can focus our full energy on improving our businesses and profitability.”

Millennium Chemicals (website: www.millenniumchem.com) is a major international chemicals company, with leading market positions in a broad range of commodity, industrial, performance and specialty chemicals.

Millennium Chemicals is:

  The second-largest producer of TiO2 in the world and a leading producer of titanium tetrachloride and other products, including zirconia, cadmium/selenium pigments and silica gel;
  The second-largest producer of acetic acid and vinyl acetate monomer in North America;
  A leading producer of fragrance chemicals; and,
  Through its partnership interest in Equistar Chemicals, LP, a partner in the second-largest producer of ethylene and third-largest producer of polyethylene in North America, and a leading producer of ethylene oxide and its derivatives and high value-added specialty polymers.

The statements in this press release that are not historical facts are, or may be deemed to be, “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Some of these statements can be identified by the use of forward-looking terminology such as “prospects,” “outlook,” “believes,” “estimates,” “intends,” “may,” “will,” “should,” “anticipates,” “expects” or “plans,” or the negative or other variation of these or similar words, or by discussion of trends and conditions, strategy or risks and uncertainties. In addition, from time to time, Millennium or its representatives have made or may make forward-looking statements in filings that Millennium makes with the Securities and Exchange Commission, in press releases or in written or oral statements made by or with the approval of one of its authorized executive officers. These forward-looking statements are only present expectations reflecting current assumptions about future events. Actual events or results may differ materially. Factors that could cause such a difference include: the cyclicality and volatility of the segments of the chemical industry in which Millennium and Equistar Chemicals, LP (“Equistar”) operate, particularly fluctuations in the demand for ethylene, its derivatives and acetyls and the sensitivity of these industry segments to capacity additions; general economic conditions in the geographic regions where Millennium and Equistar generate sales, and the impact of government regulation and other external factors, in particular the events in the Middle East; the ability of Equistar to distribute cash to its partners and uncertainties arising from Millennium’s minority interest in Equistar, and Millennium’s contractual commitments regarding possible future capital contributions to Equistar; changes in the cost of energy and raw materials, particularly natural gas and ethylene, and Millennium’s and Equistar’s ability to pass on cost increases to their respective customers; the ability of raw material suppliers to fulfill their commitments; the ability of Millennium and Equistar to achieve their productivity improvement, cost reduction and working capital targets, and the occurrence of operating problems at manufacturing facilities of Millennium or Equistar; risks of doing business outside the United States, including currency fluctuations; the cost of compliance with the extensive environmental regulations affecting the chemical industry and exposure to liabilities for environmental remediation and other environmental matters relating to Millennium’s or Equistar’s current and former operations; pricing and other competitive pressures; legal proceedings relating to present and former operations (including proceedings based on alleged exposure to lead-based paints and lead pigments, asbestos and other materials), ongoing and future tax audits and other claims; and Millennium’s and Equistar’s substantial indebtedness, and the impact of such indebtedness on their respective cash flows, business operations and ability to obtain additional financing. A further description of these risks, uncertainties and other matters can be found in Exhibit 99.1 to Millennium’s Quarterly Report on Form 10-Q for the period ended March 31, 2003. Millennium disclaims any obligation to update any forward-looking statement, whether as a result of new information, future events or otherwise.

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